Exhibit 10.56

KGPLA Holdings, LLC

10830 SW 69th Avenue, Pinecrest, FL 33156

Attn: Jason Lu, Manager (jason@komodobay.com)

November 1, 2023

Taproot Acquisition Enterprises, LLC

PO Box 192135
Miami Beach, Florida 33193

Attn: Jordan Mirch (jmirch@williammgt.com)

Athena Bitcoin Global

1332 N. Halstead St., Ste. 401

Chicago, IL 60642

Attn: Matias Goldenhorn (matias@athenabitcoin.com)

Re:	Intercreditor Agreement (this “Agreement”) by and among Taproot Acquisition Enterprises, LLC (“Taproot”), KGPLA Holdings, LLC (“KGPLA”), and Athena Bitcoin Global (“Athena”) in respect of the Equipment Financing Agreement dated November ___, 2023 by and between Taproot and Athena (the “Equipment Loan Agreement”) and the Senior Secured Loan Agreement dated May 15, 2023, as amended and in effect, by and between KGPLA and Athena (and certain of its affiliates) and related security agreements and instruments (the “Senior Loan Documents”).

Gentlemen:

This Agreement confirms the understandings and agreements of Taproot (the “Equipment Lender”), KGPLA (the “Senior Lender”) and Athena and its affiliates (collectively, the “Borrower”, and together with the Equipment Lender and the Senior Lender, each a “Party” and, collectively, the “Parties”), in respect of certain of bitcoin automatic teller machines (“Bitcoin ATM Machines”) presently leased by the Borrower from the Equipment Lender pursuant to that certain Equipment Sublease Agreement between them dated April 13, 2023 (the “Equipment Lease”) that will be purchased by the Borrower from (and financed by) the Equipment Lender pursuant to the Equipment Loan Agreement (the “Taproot Finance Transaction”). The Senior Loan Documents require the Parties to enter into this Agreement as a condition to the Senior Lender’s approval for the Borrower to enter into the Equipment Loan Agreement and consummate the transactions contemplated thereunder.

Reference is specifically made to that certain Third Amendment to the Senior Loan Agreement dated November 1, 2023 which, in summary, allows the Borrower to undertake the Taproot Finance Transaction with Taproot by conversion of the Equipment Lease into the Equipment Loan Agreement upon the Senior Lender’s prior written approval and upon the Parties entering into this Agreement. For good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, each of the Parties enters into this Agreement by executing and delivering its counterpart to each other Party, at which time it will become effective and binding upon the Parties.

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1.	Definitions. Capitalized terms used but not otherwise defined have the following meanings:

“Base Payment” shall have the meaning given such term in the Equipment Loan Agreement.

“Bitcoin ATM Machine” means a standalone device or kiosk that allows members of the public to buy or sell bitcoin or other cryptocurrencies in exchange for cash.

“Cash Collateral” means cash in machine, cash in transit, cash in hand, deposited cash or any other cash assets connected with the Taproot Equipment Collateral including, without limitation, contained inside or generated from the Taproot Equipment Collateral.

“Equipment Loan Obligations” means the Borrower’s obligations under the Equipment Loan Agreement to make payment of the Base Payment to the Equipment Lender, solely with respect to the Schedule A Equipment, and such other covenants the Borrower must comply with until the occurrence of the First Payment Completion under the Equipment Loan Agreement.

“First Payment Completion” shall have the meaning given such term in the Equipment Loan Agreement.

“Lenders” means the Senior Lender and the Equipment Lender.

“Schedule A Equipment” shall have the meaning given such term in the Equipment Loan Agreement.

“Senior Loan Obligations” means all of the Borrower’s obligations to the Senior Lender under the Senior Loan Documents.

“Taproot Equipment Collateral” means the Bitcoin ATM Machines that the Borrower purchases from the Equipment Lender pursuant to the Equipment Loan Agreement, as specifically listed on Exhibit A and Exhibit B thereto, but, for clarity, does not include (i) Cash Collateral or (ii) any other property or assets of the Borrower.

2.	Lien Priorities and Security Interests.

a. Until the Equipment Loan Obligations have been paid in full, the Senior Lender’s security interest in and lien on the Taproot Equipment Collateral to secure the Senior Loan Obligations shall be and hereby are subordinate for all purposes and in all respects to the Equipment Lender’s security interests in and liens on the Taproot Equipment Collateral to secure the Equipment Loan Obligations, regardless of the order or time of attachment, or the order, time, or manner of perfection, or the order or time of filing of recordation of any document or instrument, or other method of perfecting a lien. The lien priorities set forth in the immediately preceding sentence will not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement, or refinancing of any of the Equipment Loan Obligations or the Senior Loan Obligations, by any failure to perfect the Equipment Lender’s security interest in the Taproot Equipment Collateral, the subordination of the Equipment Lender’s lien on the Taproot Equipment Collateral, the avoidance or invalidation of the Equipment Lender’s liens on the Taproot Equipment Collateral, or by any other action or inaction which the Equipment Lender may take or fail to take with respect to the Taproot Equipment Collateral.

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b. Each of the Lenders are solely responsible for perfecting and maintaining the perfection of its liens on each item constituting the Taproot Equipment Collateral. This Agreement is intended solely to govern the respective lien priorities as between the Lenders and does not impose on any of them any obligations in respect of the disposition of proceeds of foreclosure of any Taproot Equipment Collateral which would conflict with prior perfected claims thereon in favor of any other person or any order or decree of any court or other governmental authority or any applicable law. The Senior Lender agrees that it will not at any time contest the validity, perfection, priority, or enforceability of the Equipment Loan Obligations, the Equipment Loan Agreement, or the liens and security interests of the Equipment Lender in the Taproot Equipment Collateral securing the Equipment Loan Obligations. The Equipment Lender agrees that it will not at any time contest the validity, perfection, priority, or enforceability of the Senior Loan Obligations, the Senior Loan Documents, or the liens and security interests of the Senior Lender in the Taproot Equipment Collateral securing the Senior Loan Obligations.

c. Notwithstanding anything to the contrary contained in any agreement between the Senior Lender and the Borrower, until the Equipment Loan Obligations have been paid in full, only the Equipment Lender will have the right to restrict or permit, or approve or disapprove, the sale, transfer, release, or other disposition of the Taproot Equipment Collateral or take any action with respect to the Taproot Equipment Collateral without any consultation with or the consent of the Senior Lender, provided that nothing herein shall provide the Equipment Lender with any rights not provided in the Equipment Loan Agreement. In the event that the Equipment Lender releases or agrees to release any of its liens or security interests in any portion of the Taproot Equipment Collateral in connection with the sale or other disposition thereof, or any of the Taproot Equipment Collateral is sold or retained pursuant to a foreclosure or similar action, the Senior Lender must promptly consent to such sale or other disposition and promptly execute and deliver to the Equipment Lender such consent to such sale or other disposition, termination statements, and releases as the Equipment Lender shall reasonably request to effect the release of the liens and security interests of the Senior Lender in such Taproot Equipment Collateral. In the event of any sale, transfer, or other disposition (including a casualty loss or taking through eminent domain) of the Taproot Equipment Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Equipment Loan Agreement until such time as the Equipment Loan Obligations have been paid in full.

d. Nothing in this Agreement affects or modifies, or is intended to affect or otherwise modify, the Senior Lender’s priority lien rights including, without limitation, over the Equipment Lender, in respect of Cash Collateral and all other property and assets of the Borrower under the Senior Loan Documents. The Equipment Lender and the Borrower understand and agree that, if there is an event of default under the Equipment Loan Agreement, neither such Party will undertake any action to jeopardize, or otherwise interfere with the Senior Lender’s efforts to collect, the Cash Collateral, and the Equipment Lender will cooperate promptly and in good faith with the Senior Lender in respect of taking steps to preserve such Cash Collateral.

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3.	Enforcement.

a. Until the Equipment Loan Obligations have been paid in full, the Equipment Lender has the exclusive right to manage, perform, and enforce (or not enforce) the terms of the Equipment Loan Agreement with respect to the Taproot Equipment Collateral, to exercise and enforce all privileges and rights thereunder in such order and manner as it may determine in its sole discretion, including, without limitation, the exclusive right to take or retake control or possession of any Taproot Equipment Collateral and to make determinations regarding the release, disposition, or restrictions with respect to the Taproot Equipment Collateral, without any consultation with or the consent of the Senior Lender, provided that nothing herein shall provide the Equipment Lender with any rights not provided in Equipment Lease or Equipment Loan Agreement. In that regard, the Senior Lender shall not, without the prior written consent of the Equipment Lender, (i) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Taproot Equipment Collateral in respect of any Senior Loan Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (ii) contest, protest, or object to any foreclosure proceeding or action brought with respect to the Taproot Equipment Collateral by the Equipment Lender in respect of the Equipment Loan Obligations, or any other exercise by any such Party of any rights and remedies relating to the Taproot Equipment Collateral under the Equipment Loan Agreement or otherwise in respect of the Equipment Loan Obligations, or (iii) object to the forbearance by the Equipment Lender from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Taproot Equipment Collateral in respect of Senior Loan Obligations.

b. Notwithstanding the foregoing:

i. The Senior Lender may file and defend proofs of claim against the Borrower in any insolvency proceeding involving the Borrower. The Equipment Lender will not have any liability to the Senior Lender in respect of its failure to obtain repayment in full of the Senior Loan Obligations; and

ii. The Senior Lender may exercise or seek to exercise any rights or remedies with respect to any Taproot Equipment Collateral in respect of any Senior Loan Obligations after the passage of a period of 120 days (the “Standstill Period”) from the date of delivery of a written notice to the Equipment Lender of the Senior Lender’s intention to exercise such rights, which notice may only be delivered following the occurrence of and during the continuation of an event of default under the Senior Loan Documents; provided that, notwithstanding the foregoing, in no event will the Senior Lender exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (A) the Equipment Lender has commenced and is diligently pursuing the exercise of rights and remedies with respect to any of the Taproot Equipment Collateral, or (B) an insolvency proceeding has been commenced in respect of the Borrower; and provided, further, that in any insolvency proceeding commenced by or against the Borrower, the Senior Lender may take any action expressly permitted otherwise under this Agreement.

4.	Payments.

a. If an event of default under the Equipment Loan Agreement has occurred and is continuing, so long as the Equipment Loan Obligations have not been paid in full and whether or not any insolvency proceeding has been commenced by or against the Borrower, the Taproot Equipment Collateral and any proceeds received in connection with the sale or other disposition of, or collection on, the Taproot Equipment Collateral upon the exercise of remedies shall be applied to the Equipment Loan Obligations in such order as specified in the Equipment Loan Agreement until the Equipment Loan Obligations shall have been paid in full. When the Equipment Loan Obligations have been paid in full, the Equipment Lender shall cooperate with the Senior Lender to take possession of any Taproot Equipment Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Senior Lender to the Senior Loan Obligations in such order as specified in the relevant Senior Loan Documents.

b. Unless and until the Equipment Loan Obligations shall have been paid in full and whether or not any insolvency proceeding has been commenced by or against the Borrower, the Taproot Equipment Collateral and any proceeds thereof received by the Senior Lender in connection with the exercise of any right or remedy (including setoff) relating to the Taproot Equipment Collateral, in contravention of this Agreement or otherwise, shall be segregated and held in trust for the benefit of, and immediately paid over to, the Equipment Lender in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Equipment Lender is hereby authorized to make any such endorsements as agent for each of the Senior Lender. This authorization is coupled with an interest and is irrevocable.

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5.	General.

a. Each Party represents and warrants to the other Parties that it: (i) has the power and authority to enter into, execute, deliver, and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (ii) the execution of this Agreement will not violate or conflict with its organizational documents or any loan documents to which it is a party, or any law, regulation, or order or require any consent or approval that has not been obtained; and (iii) this Agreement is the legal, valid, and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

b. This Agreement, which the Parties expressly acknowledge is a “subordination agreement” under Section 510(a) of Title 11 of the United Stated Code, as amended from time to time (or any similar federal or state law for the relief of debtors), is and will be effective before, during, and after the commencement of an insolvency proceeding. All references in this Agreement to the Borrower shall include the Borrower as a debtor-in-possession and any receiver or trustee for the Borrower in any insolvency proceeding.

c. This Agreement constitutes the entire agreement and understanding of the Parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any Party from the terms hereof, will not be effective in any event unless the same is in writing and signed by the Equipment Lender and the Senior Lender, and then such modification, waiver, or consent will be effective only in the specific instance and for the specific purpose given, and will be effective on all of the Parties including the Borrower. Any notice to or demand on any Party in any event not specifically required hereunder shall not entitle the Party receiving such notice or demand to any other or further notice or demand in the same, similar, or other circumstances unless specifically required hereunder. In the event of any conflict between any term, covenant, or condition of this Agreement and any term, covenant, or condition of the Equipment Loan Agreement, the provisions of this Agreement shall control and govern.

d. This Agreement will remain in full force and effect until the Equipment Loan Obligations have been paid in full, after which this Agreement shall terminate without further action on the part of the Parties.

e. No right of the Equipment Lender to enforce the provisions hereof shall at any time in any way be prejudiced or impaired by any act taken in good faith, or failure to act, which failure to act is in good faith, by the Equipment Lender or by any non-compliance by the Borrower with the terms and provisions and covenants of this Agreement. The Senior Lender and the Borrower agree not to take any action to avoid or to seek to avoid the observance and performance of the terms and conditions hereof, and shall at all times in good faith carry out all such terms and conditions.

f. The subordination provisions of this Agreement are and are intended solely for the purposes of defining the relative rights of the Senior Lender, on the one hand, and the Equipment Lender, on the other hand, as among themselves. Subject to this Agreement, as between the Borrower and the Senior Lender, nothing contained herein shall impair the unconditional and absolute obligation of the Borrower to the Senior Lender to pay the Senior Loan Obligations as they become due and payable. No person other than the Equipment Lender and the Senior Lender, and their respective successors and valid assigns, shall have any rights hereunder.

g. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Parties.

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h. Notices by any Party to the other Parties must be made in writing to the applicable email address set forth on the first page of this Agreement. Any such notice will be deemed given when sent unless the Party sending the notice receives a message that such email notice is undeliverable. Any Party may change its email address for notices and other communications under this Agreement by written notice to the other Parties, which will be effective one day after delivery of such notice.

i. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method, and may bear signatures affixed through .pdf or other software including without limitation any electronic signature platform complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com); any counterpart so delivered shall be deemed to have been duly and validly executed and delivered and shall be valid and effective for all purposes.

j. In the event that any provision of this Agreement is deemed to be invalid, illegal, or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as to most fully achieve the intention of this Agreement.

k. This Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to any conflict of law rules.

l. Any such action, litigation, or proceeding arising out of or related to this Agreement among any of the Parties must be brought in the courts located in and for Miami-Dade County, Florida. Each of the Parties agrees that a final judgment in any such action, litigation, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such courts, and hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

m. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY. EACH PARTY (I) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE, OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Pages Follow]

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[Signature Page to Intercreditor Agreement]

Sincerely,

SENIOR LENDER:

____________________________________

KGPLA Holdings, LLC

Jason Lu, its Manager

ACKNOWLEDGED AND AGREED BY:

EQUIPMENT LENDER:

____________________________________

Taproot Acquisition Enterprises, LLC

Jordan Mirch, its Manager

BORROWER:

_____________________________________

Athena Bitcoin Global

Matias Goldenhorn, its CEO and President

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